Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, David H. Morton, Jr., certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report of Anaplan, Inc. on Form 10-Q for the quarterly period ended April 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Anaplan, Inc. for the periods presented therein.
Date: June 3, 2021

By:	/s/ David H. Morton, Jr.
David H. Morton, Jr.
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)